INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer New York Municipal Fund:

We consent to the use in this Registration Statement of Oppenheimer New York Municipal fund of our report dated October 19, 2001, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to our firm under the headings
"Financial Highlights" included in the Prospectus, which is also part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.

Denver, Colorado
January 23, 2002

I:\LEGAL\N1A\360_(NY_Municipal)\360aud_con2002.doc-KPMG LLP